UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

HEICO Corporation
(Exact name of registrant as specified in its charter)

Florida	1-4604	65-0341002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Taft Street, Hollywood, Florida 33021
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 987-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

HEICO Corporation (the “Company”) held its Annual Meeting of Shareholders on Friday, March 21, 2014. The shareholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed February 18, 2014.

Proposal 1:    Proposal to Elect Directors

The Company’s shareholders elected all nine director nominees to serve until the next annual meeting of shareholders or until a successor is elected and qualified. The result of the vote is set forth in the table below:

Director	For	Withheld	Broker Non-Votes

Adolfo Henriques	24,717,956	107,995	4,824,051
Samuel L. Higginbottom	23,529,891	1,296,060	4,824,051
Mark H. Hildebrandt	24,712,865	113,086	4,824,051
Wolfgang Mayrhuber	22,848,881	1,977,070	4,824,051
Eric A. Mendelson	23,598,430	1,227,521	4,824,051
Laurans A. Mendelson	24,286,767	539,184	4,824,051
Victor H. Mendelson	23,594,445	1,231,506	4,824,051
Dr. Alan Schriesheim	24,481,708	344,243	4,824,051
Frank J. Schwitter	24,716,864	109,087	4,824,051

Proposal 2:    Advisory Vote on Executive Compensation

The Company’s shareholders held a non-binding, advisory vote on executive compensation. The result of the vote is set forth in the table below:

For	Against	Abstain	Broker Non-Votes

24,511,193	149,458	165,300	4,824,051

Proposal 3:    Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2014. The result of the vote is set forth in the table below:

For	Against	Abstain

29,241,751	315,368	92,883

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEICO CORPORATION

Date:	March 24, 2014	By:	/s/ CARLOS L. MACAU, JR.
Carlos L. Macau, Jr. Executive Vice President - Chief Financial Officer (Principal Financial Officer)

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